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                                                                Exhibit 23.2


                        CONSENT OF PRICE WATERHOUSE LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-92594, 33-92596, 33-92598, 33-92600,
33-92602, 33-92604, 33-92606, 33-92610, 33-92612, 33-92614, 33-92616,
33-92618, 33-92620, 33-92626, 33-92628, 33-92630, 33-92674, 33-93178,
333-19055, 333-22743, 333-22995, 333-24179, 333-30075, 333-37003) of U.S.
Industries, Inc. of our report dated November 14, 1997 appearing on page 24 of the U.S. Industries, Inc. Annual Report on Form 10-K for the year ended September 30, 1997.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Morristown, New Jersey
November 25, 1997